Security Information








Security Name
Comparison Security
Comparison Security
Cusip
sedol:  6635677
552715104
83088M102
Issuer
NEC ELECTONICS
MEMC ELECTRONIC MATERIALS
SKYWORKS SOLUTIONS INC
Bloomberg Ticker
6723 JP
WFR
SWKS
Underwriters
Morgan Stanley, Daiwa Securities, DBSI, JPMorgan,
Nikko, Citigroup, Goldman Sachs, Merrill Lynch,
Nomura
Lehman Brothers, Merrill Lynch, Citigroup, DBSI,
UBS
CSFB, American Stock Transfer
Years of continuous operation, including predecessors
> 3 years
 N/A
 N/A
Security
NEC Electronics
MEMC Electronic Materials
Skyworks Solutions Inc
Is the affiliate a manager or co-manager of offering?
Co Manager- Int'l Tranche
Co-Manager
N/A
Name of underwriter or dealer from which purchased
Morgan Stanley
N/A
 N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
7/14/2003
5/15/2003
9/9/2003
Total dollar amount of offering sold to QIBs
 $                                                        1,212,893,356
 $                                                     220,000,000
 $                              105,800,000
Total dollar amount of any concurrent public offering
 $                                                                            -
 $                                                                   -
 $                                             -
Total
 $                                                        1,212,893,356
 $                                                     220,000,000
 $                              105,800,000
Public offering price
 $                                                                     35.67
 $                                                              10.00
 $                                        11.50
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
5.00%
4.75%
3.13%
Rating
 N/A
 N/A
 N/A
Current yield
 N/A
 N/A
 N/A








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering Purchased by
the Fund
Security
Performance
Fund Performance
Sell
Date*
Boston Funds







Scudder Global Discovery Fund
Boston
 $                            595,745
 $                    595,745
0.0004%
81.67%
6.30%
9/30/2003
Total

 $                            595,745
 $                    595,745
0.0004%